SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

Filed by the  Registrant [x]
Filed by a Party other than the  Registrant [ ]
Check the appropriate box:

 [x ] Preliminary Proxy Statement    [ ] Confidential, For Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))

 [ ]  Definitive Proxy Statement

 [ ]  Definitive Additional Materials

 [ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ENERGY PRODUCTION COMPANY
                            -------------------------
                 Name of Registrant as Specified in its Charter

     ----------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if Other than the Registrant

Payment of Filing Fee (Check the appropriate box):

 [x]   No fee required.

 [ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and


       (1)   Title of each class of securities to which transaction applies:

        Common Stock, $.01 Par Value
        ----------------------------
       (2)      Aggregate number of securities to which transaction applies:

        75,000,000
        ---------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)      Proposed maximum aggregate value of transaction:

       (5)      Total fee paid:

  [ ]       Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:  August ___, 1997.

                            ENERGY PRODUCTION COMPANY
                               1703 Edelweiss Dr.
                              Cedar Park, TX 78613



                                                              September 22, 1997


Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders (the "Meeting") of Energy Production Company, a Colorado corporation ( the "Company") to be held on Friday, October 31, 1997 at 9:00 a.m., Central Time, at 1703 Edelweiss Drive, Cedar Park, Texas 78613. Your Board of Directors and management look forward to greeting personally those Shareholders able to attend.

         At the Meeting, you will be asked to consider and vote upon: (i) a proposal to elect three (3) nominees as directors of the Company to serve until the next annual meeting of Shareholders of the Company to be held in 1998; (ii) a proposal to amend the Articles of Incorporation to change the name of the Company to FieldPoint Petroleum Corporation; (iii) a proposal to ratify the May 1997 stock issuance to Bass Petroleum, Inc.,a Texas corporation and all action taken by the Board of Directors or officers of the Company to effect such stock issuance; (iv) a proposal to approve the 75 to 1 reverse stock split of the 75,000,000 shares of common stock of the Company issued and outstanding; (v) a proposal to approve the acquisition by the Company of all of the outstanding shares of common stock of Bass Petroleum, Inc. (vi) a proposal to ratify the selection of Hein & Associates LLP as the Company's independent auditors for the current fiscal year ending December 31, 1997; and (vii) any other business as may properly come before the Meeting or any adjournment thereof (collectively, the "Proposals"). The Proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote FOR all nominees as directors and IN FAVOR of all Proposals.

         It is important that your shares be voted at the Meeting. Whether or not you plan to attend in person, please complete, date and sign the enclosed proxy and return it as promptly as possible in the accompanying postage prepaid envelope. If you do attend the Meeting and wish to vote your shares in person, even after returning the proxy, you still may do so.

         Mailing of this proxy statement is expected to begin September 22, 1997. Thank you for your cooperation.

                                  Respectfully,

                                  Energy Production Company



                                  Ray D. Reaves
                                  President and Chief Executive Officer

                           ENERGY PRODUCTION COMPANY
                              1703 Edelweiss Drive
                              Cedar Park, TX 78613


-------------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held October 31, 1997
-------------------------------------------------------------------------------



TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Energy Production Company will be held on Friday, October 31, 1997 at 1703 Edelweiss Drive, Cedar Park, Texas 78613, to consider and vote on the following matters as described in this notice and the accompanying Proxy Statement:


1.   To elect three  directors to hold office  until the next annual  meeting of
     Shareholders  or  until  their   successors  have  been  duly  elected  and
     qualified.

2. To approve the change of the name of the Company to FieldPoint Petroleum Corporation.

3. To ratify the May 1997 stock issuance to Bass Petroleum, Inc. and all action taken by the Board of Directors or officers of the Company to effect such stock issuance.

4. To approve the 75 to 1 reverse stock split of the 75,000,000 shares of common stock of the Company issued and outstanding.

5. To approve the acquisition by the Company of all of the outstanding shares of Bass Petroleum, Inc.

6. To ratify the selection of Hein & Associates LLP as the Company's independent auditors for the current fiscal year ending December 31, 1997.

7. To transact such other business as may properly come before the Meeting or any adjournment thereof.


The Board of Directors has fixed the close of business on September 12, 1997 as the record date for determination of Shareholders entitled to vote at the Meeting or any adjournments thereof, and only Shareholders of record at the close of business on that date will be entitled to vote. At the Record Date, 75,000,000 shares of common stock were issued and outstanding. A list of Shareholders entitled to vote at the meeting will be available for inspection at the principal executive offices of the Company located at 1703 Edelweiss Drive, Cedar Park, Texas 78613.

The approximate date on which this Proxy Statement is first being mailed to Shareholders is September 22, 1997. Shareholders who execute proxies may revoke them at any time prior to their being exercised by providing written notice to the Company by delivering another proxy bearing a later date any time prior to the meeting. Mere attendance at the Meeting will not revoke the proxy, but a Shareholder present at the Meeting may revoke his or her proxy and vote in person. Any duly executed proxy on which a vote is not indicated (except broker non-votes expressly indicating a lack of discretionary authority to vote) will be deemed a vote for the nominees and all Proposals. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Meeting.

To assure representation at the Meeting, Shareholders are urged to sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any Shareholder attending the Meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors


Kelly Latz
General Counsel and Secretary

                            ENERGY PRODUCTION COMPANY
                              1703 Edelweiss Drive
                             Cedar Park, Texas 78613

       PROXY STATEMENT FOR SPECIAL MEETING OF THE SHAREHOLDERS IN LIEU OF
                   ANNUAL MEETING TO BE HELD OCTOBER 31, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Energy Production Company (the "Company") for use at the Special Meeting of Shareholders (the "Meeting") to be held at 1703 Edelweiss Drive, Cedar Park, Texas 78613 on Friday, October 31, 1997, at 9:00 a.m., central daylight savings time, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders of record on or about September 22, 1997. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting.

     The close of business on September 12, 1997, has been designated as the record date for the determination of shareholders entitled to vote at the Meeting, and at such date, there were outstanding and entitled to vote an aggregate of 75,000,000 shares of common stock, $.01 par value per share, of the Company ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

Votes Required

     The holders of one-third of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     At the Meeting, Shareholders will be asked to consider and vote on proposals to:

         (i)      elect the director nominees named herein;
         (ii)     approve the change of the Company's name;
         (iii) ratify the May 1997 stock issuance to Bass Petroleum, Inc. ("BPI") and all action taken by the Board of Directors or officers of the Company to effect such stock issuance;
         (iv) approve the 75-to-1 reverse stock split of the 75,000,000 shares of Common Stock issued and outstanding;
         (v) approve the acquisition of all of the outstanding shares of common stock of BPI; and
         (vi) ratify the selection of Hein & Associates, L.L.P. as the Company's independent auditors for the current fiscal year.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. Cumulative voting in the election of directors is not permitted. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the change of the Company's name; ratify the May 1997 stock issuance to Bass Petroleum, Inc. ("BPI") and all action taken by the Board of Directors or officers of the Company to effect such stock issuance; approve the 75-to-1 reverse stock split of the 75,000,000 shares of Common Stock issued and outstanding; approve the acquisition of all of the outstanding shares of common stock of BPI; and ratify the selection of Hein & Associates, L.L.P. as the Company's independent auditors for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a majority of the shares voting on such matter.

Voting Proxies

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Meeting in accordance with the directions on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED TO ELECT THE THREE DIRECTORS AND IN FAVOR OF ALL OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

Annual Report

     The Annual Report to Shareholders, covering the Company's fiscal year ended December 31, 1996, including audited financial statements, is enclosed herewith. The Annual Report to Shareholders does not form any part of the material for solicitation of proxies.

     The Annual Report is the Company's Form 10-KSB. The Company will provide exhibits to its Annual Report on Form 10-KSB upon request to Ray D. Reaves, President, at 1703 Edelweiss Drive, Cedar Park, Texas 78613 and upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The directors are elected annually by the shareholders of the Company. The Bylaws of the Company provide that the number of directors will consist of at least three and no more than nine directors. The shareholders will elect three directors for the coming year. The three nominees presently serve as directors of the Company.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Nominees

     Set forth below for each nominee are his name and age, his positions with the Company, and his principal occupation and business experience during the past five years:

     Ray D. Reaves, age 35, has been Chairman, Chief Executive Officer, President, and Director of the Company since May 1997. Mr. Reaves has also served as Chairman, Chief Executive Officer, Chief Financial Officer and Director of BPI from October 1989 to present and as President of FieldPoint, Inc., a private investment firm.

     Robert A. Manogue, age 72, has been a Director of the Company since July 1997. Since 1982, Mr. Manogue has been retired and has been involved in house construction in Albuquerque, New Mexico under R. A. Manogue Construction. From 1976 to 1982, Mr. Manogue was President of C. P. Clare International N. V. in Brussels, Belgium, a $50 million subsidiary of General Instruments Corporation. He also served as Vice President of Marketing for Emerson Electric Company, a manufacturer and marketer of consumer and industrial products, from 1971 to 1976.

         Robert D. Bryant, age 54, has been a Director of the Company since July 1997. From November 1994 to present, Mr. Bryant has been President of Canmax Corporation. From May 1993 to October 1994, Mr. Bryant was President of Network Data Corporation. From January 1993 to May 1993, he served as Senior Vice President, Corporate Development, of Network Data Corporation. From May 1991 to July 1992, he served as President of Dresser Industries, Inc., Wayne Division, a leading international manufacturer of fuel dispensing equipment. Additionally, from August 1989 to May 1991, Mr. Bryant was President of Schlumberger Limited, Retail Petroleum Systems Division, U.S.A., a division of Schlumberger Corporation.

Board of Directors, Committees and Meetings

     The Board of Directors held one meeting in fiscal year 1996, and each Director attended the meeting. The Company has not established an audit, nominating or compensation committee, or other committees performing similar functions.

Director's Fees

     The directors receive $250 for each meeting of the Board of Directors or any committee thereof. In addition, the directors are reimbursed for the reasonable expenses incurred for each Board of Directors meeting attended.

     The Board of Directors unanimously recommends a vote FOR the election of each of the nominees set forth above.

                                     ITEM 2
                      APPROVAL OF AMENDMENT TO CHANGE NAME

     On July 14, 1997, the Board of Directors of the Company unanimously voted to recommend to the shareholders that the Company's articles of incorporation be amended to change the name of the Company to FieldPoint Petroleum Corporation.

     The Board of Directors believes that the proposed amendment changing the name of the Company is in the best interests of the Company and its Shareholders and therefore recommends a vote FOR Item 2.

                                     ITEM 3
                      RATIFICATION OF STOCK ISSUANCE TO BPI

     In May 1997, the Board of Directors authorized the issuance of 44,038,222 shares of Common Stock of the Company to BPI for consideration of $45,000 of which $5,000 was paid in cash and oil and gas properties valued at $40,000. Although shareholder approval of the Board of Directors' issuance of Common Stock to BPI and all actions taken by the Board of Directors or officers of the Company to effect such stock issuance is not required by Colorado law, the Board of Directors believes that it is advisable to give shareholders the opportunity to ratify this action.

     The Board of Directors is seeking the ratification of the shareholders in order to be assured that the shareholders are aware of and in favor of the recent change in control and business plan of the Company. If the shareholders fail to ratify this action, the Board of Directors will attempt to determine the appropriate action to take to appease the shareholders' concerns.

     The Board of Directors believes the ratification of the stock issuance to BPI is in the best interests of the Company and its Shareholders and therefore, recommends a vote FOR Item 3.

                                     ITEM 4
                               REVERSE STOCK SPLIT

     On July 14, 1997, the Board of Directors of the Company approved and authorized the effectuation a 75-to-1 reverse stock split (the "Stock Split") with respect to all of the issued and outstanding shares of Common Stock of the Company. Pursuant to the applicable provisions of the Colorado Business Corporation Act, the Board directed that the Stock Split be submitted to the stockholders of the Company for approval at the Meeting.

     As of July 14, 1997, there was a total of 75,000,000 shares of the Company's Common Stock issued and outstanding. If the shareholders of the Company approve the Stock Split described below, a total 75,000,000 shares of Common Stock, constituting all of the currently issued and outstanding shares of Common Stock of the Company (collectively, the "Pre-Split Shares"), shall be converted into an aggregate of 1,000,000 shares of Common Stock of the Company (collectively, the "Post-Split Shares").

     As a result, each outstanding Pre-Split Share shall be converted into 0.133 Post-Split Shares and accordingly, certificates representing one (1) Pre-Split Share will, effective as of the effective date of the Stock Split, be deemed to represent 0.133 Post-Split Shares of Company Common Stock. All of the Post-Split Shares will have the same rights, preferences and privileges as the Pre-Split Shares of the Company. No additional shares of Common Stock will be issued prior to the effective date of the Stock Spilt. In addition, no fractional shares of Common Stock will be issued in connection with the Stock Split, but in lieu thereof, each holder of shares of Common Stock who would otherwise have been entitled to a fraction of a share of Common Stock will be given a fraction of a share of Common Stock sufficient, when added to the fraction to which the holder would be entitled, to equal a whole share of Common Stock. No holder will be entitled to dividends or other rights in respect of any fractional interest.

     Shareholders of the Company will need to exchange their stock certificates representing Pre-Split Shares for newly issued stock certificates representing Post-Split Shares of the Company. Stock certificates representing Pre-Split Shares of the Company should not be destroyed or returned to the Company. As certificates representing Pre-Split Shares of the Company are surrendered for transfer to the Company's transfer agent, the Company's transfer agent will issue in place thereof certificates representing Post-Split Shares. Accordingly, each holder of a certificate or certificates representing one (1) Pre-Split Share, upon surrender of the same to the Company's transfer agent, shall be entitled to receive in exchange therefore a certificate representing 0.133 Post-Split Shares.

     The primary effect of the Stock Split will be a reduction in the aggregate amount of the Company's issued and outstanding shares of Common Stock. The Board of Directors believes that it is desirable to have additional authorized shares of Common Stock available for acquisitions, employee benefit and incentive programs, and for other general corporate purposes. If the Stock Split is approved, the additional shares of authorized but unissued shares of Common Stock would be available for issuance without further action by Shareholders, unless such action is required by applicable law.

     The Board of Directors believes that the proposed reverse stock split of all of the issued and outstanding shares of Common Stock of the Company is in the best interests of the Company and its Shareholders and therefore recommends a vote FOR Item 4.

                                     ITEM 5
                      ACQUISITION OF ALL OF THE OUTSTANDING
                         SHARES OF CAPITAL STOCK OF BPI

     The following discussion assumes that the Stock Split has been consummated, and accordingly, all of the information set forth herein have been adjusted to give effect to the Stock Split.

     On July 14, 1997, the Board of Directors authorized and approved the acquisition (the "Acquisition") of all of the issued and outstanding shares of capital stock of BPI and directed that the Acquisition be submitted to the stockholders of the Company for approval at the Meeting. In connection with such Acquisition, the Company will issue an aggregate of 4,000,000 unregistered shares of Common Stock to the shareholders of BPI, on a pro rata basis, in exchange for an aggregate of 8,655,625 shares of capital stock of BPI. The Acquisition will be effected pursuant to a Plan of Exchange by and among the Company, BPI, and the shareholders of BPI, to be dated as of November 3, 1997 (the "Plan"), which will be substantially in the form attached hereto as Exhibit "A". All references in this Proxy Statement to the Plan are qualified in their entirety by and subject to the more complete information set forth in Exhibit "A".

     The transactions contemplated by the Acquisition are scheduled to close on November 3, 1997 (the "Effective Date"). The Company believes that the Acquisition complies with the Company's business strategy of acquiring companies which are involved in oil and gas exploration, development and operations and have existing revenues and operating properties. Since October 1989, BPI has been primarily engaged in the business of oil and gas exploration development and operations. Prior to the Acquisition, the Company had no assets, liabilities, or significant business operations. The business of BPI will be conducted in the same manner as the business of BPI is currently conducted.

     Following the Acquisition, the Company will continue to carry out its business strategy of acquiring producing oil and gas properties, including leasehold and other working interests, and the principal place of business of the Company will be located at 1703 Edelweiss Drive, Cedar Park, Texas. The persons who are serving as directors of the Company immediately prior to the Effective Date will constitute the entire Board of Directors of BPI immediately after the Effective Date. Following their election as such, the directors of BPI will elect as officers of BPI the same persons who are elected as officers of the Company following the Meeting. Neither the Company nor BPI has engaged investment bankers or other professionals to render a fairness opinion and the terms of the transaction were negotiated on an arms-length basis between the shareholders of BPI and the Company. The directors of the Company have certain relationships with BPI. See "Beneficial Ownership of Common Stock--Certain Relationships and Related Transactions."

     Although shareholder approval of the Acquisition is not required in accordance with the Colorado Business Corporation Act, the Board of Directors deems it to be in the best interests of the Shareholders of the Company to provide such Shareholders with the opportunity to approve the Acquisition and other related actions of the Board of Directors. Under Colorado law, shareholders are not entitled to dissenter's rights with respect to the proposed Acquisition.

     No taxable gain or loss will be recognized by the Company, BPI, or the shareholders of BPI who receive shares of Common Stock of the Company for their shares of capital stock of BPI in connection with the Acquisition, and the adjusted tax basis of shares of Common Stock received by a shareholder of BPI as a result of the Acquisition will be the same as the adjusted tax basis of the shares of capital stock of BPI exchanged into such shares of Common Stock of the Company. No cash shall be paid by the Company or to the shareholders of BPI or otherwise in connection with the Acquisition. Each shareholder is urged to consult a tax advisor as to the consequences of the Acquisition under all applicable tax laws.

     The foregoing discussion should be read in conjunction with the financial statements and notes thereto relating to BPI, attached hereto as Exhibit "B".

     The Board of Directors believes that the ratification of the Acquisition by the shareholders of the Company is in the best interests of the Company and its Shareholders and therefore recommends a vote FOR Item 5.

                                     ITEM 6
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Hein & Associates, L.L.P. as the Company's independent auditors for the current fiscal year. Although shareholder approval of the Board of Directors' selection of Hein & Associates, L.L.P. is not required by Colorado law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of Hein & Associates, L.L.P.

     In the event the appointment of Hein & Associates, L.L.P., as independent auditors for the current fiscal year, is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the current fiscal year will be permitted to stand unless the Board of Directors finds other reason for making a change.

     Representatives of Hein & Associates, L.L.P. are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from Shareholders.

     The Board of Directors believes that the ratification of the selection of Hein & Associates, L.L.P. as the Company's independent auditors for the current fiscal year is in the best interests of the Company and its Shareholders and therefore recommends a vote FOR Item 6.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information, as of December 31, 1996, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Company, (ii) each executive officer of the Company and (iv) all directors and executive officers of the Company as of December 31, 1996 as a group. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed.


Name and Address of                         Amount and Nature
Beneficial Owner                          of Beneficial Ownership               Percent of Class
---------------                           -----------------------               ----------------
                      1                                       2
Robert N. Watson, Jr.                             16,728,000                        54%
P.O. Box 202650
Austin, Texas  78720
                 1
William G. Watson                                         0                          0
P.O. Box 202650
Austin, Texas  78720
               1
Linda R. Watson                                           0                          0
P.O. Box 202650
Austin, Texas  78720
                                                              3
Robert Watson, Inc.                                 16,728,000                      54%
P.O. Box 202650
Austin, Texas  78720

All Officers, Directors
as a group (3 persons)                             16,728,000                       54%


1     Resigned as Directors and Officers of the Company effective May 22, 1997.
2 Mr. Watson is the beneficial owner of these shares based upon his ownership of one hundred percent (100%) of the common stock of
      Robert Watson, Inc.
3     Sold to Bass Petroleum, Inc. on May 22, 1997.

     The following table sets forth certain information, as of June 1, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Company, (ii) each executive officer of the Company and (iv) all directors and executive officers of the Company as of June 1, 1997 as a group. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed, and all of the information set forth below has been adjusted to give effect to the Stock Split and the Acquisition.

Name and Address of                         Amount and Nature
Beneficial Owner                          of Beneficial Ownership               Percent of Class
------------------                        -----------------------               ----------------
Bass Petroleum, Inc.                             810,216                         16.2%
1703 Edelweiss Drive
Cedar Park, Texas  78613
                                                        1
Ray D. Reaves                                  3,410,216                        65.6%
1703 Edelweiss Drive
Cedar Park, Texas  78613
                                                        2
Robert A. Manogue                                377,200                          7.4%
1703 Edelweiss Drive
Cedar Park, Texas  78613
                                                        3
Roger D. Bryant                                  100,000                           2.0%
1703 Edelweiss Drive
Cedar Park, Texas  78613
                                                        1,2,3
All Officers, Directors                        3,887,416                          72.0%
as a group (3 persons)
-----------------------


1 Mr. Reaves is the beneficial owner of these shares based upon his position as Chairman, Chief Executive Officer, Chief Financial Officer, Director and owner of sixty percent (60%) of the common stock of BPI. Includes 200,000 shares of Common Stock of BPI underlying an option granted to Mr. Reaves by BPI, which option has been assumed by the Company.
2 Includes (i) 277,200 shares of Common Stock of the Company owned by a partnership of which Mr. Manogue is a partner; and (ii) 100,000 shares of Common Stock of BPI underlying an option of BPI granted to Mr. Manogue by BPI, which option has been assumed by the Company.
3 Includes 100,000 shares of Common Stock of BPI underlying an option granted to Mr. Bryant by BPI, which option has been assumed by the Company.

     The Company does not employ any persons, other than its directors, who make or are expected to make any significant contributions to the business of the Company. There is no family relationship between any present director, executive officer or person nominated or chosen by the Company to become a director or executive officer. No present director or executive officer of the Company has been the subject of any civil or criminal proceeding during the past five years, which is material to an evaluation of its integrity or ability to serve as an officer or director, nor is any such person the subject of any order, judgment or decree of any federal or state authority which is material to an evaluation of its abilities or integrity.

Recent Change in Control

     In May 1997, Bass Petroleum, Inc., a Texas corporation ("BPI"), acquired control of the Company in the following manner. The Company issued 44,038,222 shares of Common Stock to BPI in consideration of the cash payment by BPI of $5,000, and an assignment by BPI to the Company of certain oil and gas properties located in Texas, which the Company believed to be valued at $40,000. In addition to the issuance of such shares, Robert Watson, Inc., the controlling shareholder of the Company at the time, sold 16,728,000 shares of Common Stock to BPI in consideration of the cash payment of $45,000 by BPI. The consideration paid by BPI in each of these transactions came from BPI's working capital. As of June 1, 1997, BPI owned an aggregate of 60,766,222 shares of Common Stock, constituting approximately 81% of all of the issued and outstanding shares of Common Stock. Prior to the resignation of Robert N. Watson, Jr., as Director, President, Chairman and Chief Executive Officer of the Company in May 1997, Robert N. Watson, Jr. appointed Ray D. Reaves Director of the Company.

Certain Relationships and Related Transactions

     The Company entered into an annual management agreement with its prior controlling shareholder, Robert Watson, Inc., in 1987 and renewed the agreement each year until December 1996. The agreement called for an amount reached by mutual agreement of the Company and Robert Watson, Inc. to be paid each year. The Company paid management fees of $0 in 1996, $0 in 1995, and $1,500 in 1994.

     As of December 31, 1996, 1995 and 1994, the Company had a receivable from Robert Watson, Inc. in the amount of $20,000 ("Receivable"). This Receivable bore interest at 10% and was due on demand. In connection with the successful completion of the sale of 44,038,222 shares of the Company's Common Stock to BPI, the Company paid a $20,000 management/finder fee ("Management Fee") to Robert Watson, Inc. The Receivable was repaid in May 1997 by offsetting the Management Fee.

     As discussed above, the Company intends to acquire all of the outstanding shares of BPI, the majority shareholder of the Company, in a share exchange. Ray
D. Reaves, Director, President, Chairman, Chief Executive Officer and Chief Financial Officer of the Company, is Chairman, Chief Executive Officer, Chief Financial Officer, and Director of BPI. Mr. Reaves is the beneficial owner of approximately 58.3% of the common stock of BPI. Mr. Reaves' shares of BPI common stock include the following: 5,201,000 shares held directly by Mr. Reaves and the option to purchase 200,000 shares which are currently exercisable. Robert A. Manogue, Director of the Company, is a partner in OHM Partnership, which owns 600,000 shares of the common stock of BPI, and options to purchase 100,000 shares which are currently exercisable. Roger D. Bryant, Director of the Company, owns options to purchase 100,000 shares of the common stock of BPI.

Executive Compensation

     No compensation has been paid to any of the Company's directors or executive officers for the year ended December 31, 1996.

Name                          Position with Company               Compensation
----                          ---------------------               ------------
Robert N. Watson, Jr.         Director, President, Chairman          $0
                              and Chief Executive Officer

Reports

     To the best knowledge of the Company, all reports as required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") were filed on a timely basis during the fiscal year ended December 31, 1996.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              COST OF SOLICITATION

     The  Company  will  bear the  costs of  solicitation  of  proxies  from its shareholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficiary owners of the Company, and the Company will reimburse the brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting of the Shareholders must be received by the Company at its principal office in Cedar Park, Texas not later than April 1, 1997 for inclusion in the proxy statement for that meeting.

                                 By Order of the Board of Directors,



                                /s/ RAY D.REAVES
                                --------------------------
                                Ray D. Reaves, President

                                                                    EXHIBIT "A"


                                PLAN OF EXCHANGE

         This PLAN OF EXCHANGE (the "Plan") is entered into as of the 3rd day of November 1997, by and between Energy Production Company, a Colorado corporation (the "Parent"), Bass Petroleum, Inc., a Texas corporation whose address is 1703 Edelweiss Drive, Cedar Park, Texas 78613 (the "Subsidiary"), and all of the shareholders of the Subsidiary as set forth on Schedule 1 hereto (collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Parent is a corporation organized and existing under the laws of the State of Colorado, having been incorporated on March 11, 1980;

         WHEREAS, the Subsidiary is a corporation organized and existing under the laws of the State of Texas, having been incorporated on October 12, 1989; and

         WHEREAS, the Board of Directors of the Parent has determined that it is in the best interests of the Parent to acquire an aggregate of 8,655,625 shares of common stock of the Subsidiary, constituting all of the issued and outstanding shares of capital stock of the Subsidiary, in exchange for the issuance of an aggregate of 4,000,000 shares of common stock of the Parent to the Shareholders, on a pro rata basis (the "Exchange").

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    Exchange

         On the effective date of the Exchange ("Effective Date") as provided herein, the Parent shall issue, on a pro rata basis, to each of the Shareholders an aggregate of 4,000,000 shares of common stock of the Parent in exchange for the sale, transfer, assignment, and conveyance by the Shareholders to the Parent of an aggregate of 8,655,625 shares of common stock of the Subsidiary, which shares constitute all of the issued and outstanding shares of capital stock of the Subsidiary. No cash will be paid by the Company or otherwise to the shareholders of the Subsidiary in connection with the Exchange.

                                   ARTICLE II
                   Articles of Incorporation of the Subsidiary

         The Articles of Incorporation of the Subsidiary ("Texas Charter"), as in effect on the date hereof, shall continue in full force and effect without change unless and until amended in accordance with applicable law.

                                   ARTICLE III
                            Bylaws of the Subsidiary

         The Bylaws of the Subsidiary ("Texas Bylaws"), as in effect on the date hereof, shall continue in full force and effect without change unless and until amended in accordance with applicable law.

                                   ARTICLE IV
                    Officers and Directors of the Subsidiary

         4.01. On the Effective Date, the officers and directors of the Subsidiary shall be such officers and directors of the Subsidiary, as in office at such date, and such persons shall hold office in accordance with the Texas Bylaws until their respective successors shall have been appointed or elected.

         4.02. If, on the Effective Date, a vacancy shall exist in the Board of Directors of the Subsidiary, such vacancy shall be filled in the manner provided by the Texas Bylaws.

                                    ARTICLE V
                              Termination of Merger

         This Plan may be terminated and the Exchange abandoned at any time prior to the Effective Date, whether before or after the approval of this Plan by the Shareholders, by the consent of the Board of Directors of the Parent and the Subsidiary.

                                    ARTICLE VI
                                  Miscellaneous

         In order to facilitate the filing and recording of this Plan, this Plan may be executed in counterparts, each of which when so executed shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.



            [The remainder of this page is intentionally left blank]

         IN WITNESS THEREOF, the parties hereto have executed this Plan as of the date first written above.

                                     PARENT:

                                     ENERGY PRODUCTION COMPANY


                                     By:
                                     Name:
                                     Title:


                                     SUBSIDIARY:

                                     BASS PETROLEUM, INC.


                                     By:
                                     Name:
                                     Title:


                                     SHAREHOLDERS:
                                     -------------
                                     See Schedule 1 hereto

                                    Schedule 1

                      Shareholders of Bass Petroleum, Inc.


Name                     Number of Shares                    Certificate Number
----                     ----------------                    ------------------


                              BASS PETROLEUM, INC.
                                  STOCKHOLDERS
                                  AS OF 7/31/97


     CERT. #       NAME                                              # OF SHARES
   ---------      ------------                                        ----------
        1         RAY REAVES                                           5,001,000
        2         GERNELL BRADLEY                                        600,000
        3         GERNELL BRADLEY                                        400,000
        4         MILDRED BABICH                                         400,000
        5         PETER J. BABICH                                        400,000
        6         OHM PARTNERSHIP                                        600,000
        7         COUNTRY COUSIN, INC.                                     2,000
        8         URBAN ANSLINGER                                          7,000
        9         THOMAS F. JONES                                          3,000
       10         NATHAN RASKA                                             3,000
       11         ELIZABETH JEFFREY                                        3,000
       12         ED SIMS                                                  3,000
       13         JERRY B. FOREMAN                                           625
       14         BARRY F. HLUCHAN                                         3,000
       15         SOMERSET PARTNERS                                       11,500
       16         JAMES S. DEARTH                                          2,500
       17         W.H. CARDWELL                                            1,500
       18         BART JOHNSON                                               500
       19         MILLARD D. LOGAN                                         1,500
       20         E.P. HANSEN                                                500
       21         HOYT & MARJORIE AMBROSIUS                                4,000
       22         J.A. LONGWELL                                            2,500
       23         HARRY F. WARNKE                                          4,000
       24         MARVIN KOLINEK, JR.                                        500
       25         ROBERT E. MADISON                                          500
       26         JACK LOGAN                                               6,000
       27         LOWELL SCHULTZ                                           1,000
       28         DON LEACH                                                2,500
       29         JOHN E. FOX                                                500
       30         JEFF WENAAS                                              1,500
       31         BILL WILLIAMS                                           13,500
       32         MILDRED BABICH                                           5,000
       33         FRANK PETTY                                              1,500
       34         RICHARD & DOLORES JEFFRIES                               1,500
       35         PETER KOCH                                               3,000
       36         MATTIE JOHNSON                                           6,500
       37         JOHN HARDIE                                              2,500
       38         T.C. FLEMING                                               500
       39         GEORGE ARP                                               1,500
       40         WILLIAM MANGOLD                                          1,500
       41         WAYNE LINDHOLM                                           1,500
       42         GERNELL BRADLEY                                          8,500
       43         DIANA SANDERS                                            1,500
       44         RODGER ESTES                                               500
       45         RICHARD & CAROLYN DALE                                   1,500
       46         JOANN DEIHL (RON D. DEIHL)                               1,500
       47         MILDRED BABICH                                         300,000
       48         PETER J. BABICH                                        300,000
       49         GERNELL D. BRADLEY                                     300,000
       50         JOYCE & GILBERT DANEY JR.                               37,000
       51         RAY REAVES                                             200,000

                                    EXHIBIT B

                          INDEX TO FINANCIAL STATEMENTS


Energy Production Company

         Independent Auditor's Report....................................................F-2
         Balance Sheets..................................................................F-3
         Statements of Operations........................................................F-4
         Statement of Changes in Stockholders' Equity....................................F-5
         Statements of Cash Flows........................................................F-6
         Notes to Financial Statements...................................................F-7

Bass Petroleum, Inc.

         Independent Auditor's Report....................................................F-9
         Balance Sheets..................................................................F-10
         Statements of Income and Retained Earnings......................................F-12
         Statements of Cash Flows........................................................F-13
         Notes to Financial Statements...................................................F-15

Bass Petroleum, Inc. and Energy Production Company

         Unaudited Pro Forma Financial Statements........................................F-22
         Unaudited Pro Forma Income Statement - Six Months Ended June 30, 1997...........F-23
         Unaudited Pro Forma Income Statement - Year Ended December 31, 1996.............F-24


                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors
Energy Production Company

We have audited the accompanying balance sheets of Energy Production Company as of December 31, 1996, 1995 and 1994 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Production Company as of December 31, 1996, 1995 and 1994 and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles






HEIN + ASSOCIATES LLP

Dallas, Texas
July 1, 1997

                            ENERGY PRODUCTION COMPANY

                                 BALANCE SHEETS

                                                          ASSETS



                                                         (UNAUDITED)
                                                          JUNE 30,                          DECEMBER 31,
                                                         -----------                        -----------
                                                            1997           1996           1995           1994
                                                         -----------    -----------    -----------    -----------
CURRENT ASSETS:
   Cash                                                  $       200    $       874    $     1,272    $     1,041
   Receivable from related party - current                      --           20,000           --             --
                                                         -----------    -----------    -----------    -----------
           Total current assets                                  200         20,874          1,272          1,041

OIL AND GAS PROPERTIES                                        40,000           --             --             --

RECEIVABLE FROM RELATED PARTY                                   --             --           20,000         20,000
                                                         -----------    -----------    -----------    -----------

           Total assets                                  $    40,200    $    20,874    $    21,272    $    21,041
                                                         ===========    ===========    ===========    ===========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES-
   Accounts payable                                      $        65    $        65    $        65    $        65
STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value; 75,000,000
      shares authorized, 75,000,000 shares
      issued and outstanding at June 30, 1997
      and 30,961,778 at December 31, 1994
      through December 31, 1996                              750,000        309,618        309,618        309,618
   Additional paid-in capital                              1,398,991      1,794,373      1,794,373      1,794,373
   Accumulated deficit                                    (2,108,856)    (2,083,182)    (2,082,784)    (2,083,015)
                                                         -----------    -----------    -----------    -----------
         Total stockholders' equity                           40,135         20,809         21,207         20,976
                                                         -----------    -----------    -----------    -----------
         Total liabilities and stockholders'equity       $    40,200    $    20,874    $    21,272    $    21,041
                                                         ===========    ===========    ===========    ===========











              See accompanying notes to these financial statements.

                            ENERGY PRODUCTION COMPANY

                            STATEMENTS OF OPERATIONS



                                              (UNAUDITED)
                                        SIX MONTHS ENDED JUNE 30             YEARS ENDED DECEMBER 31,
                                      --------------------------       ------------------------------------------

                                              1997            1996            1996            1995           1994
                                      ------------    ------------    ------------    ------------   ------------
INTEREST INCOME                       $        833    $      1,000    $      2,000    $      2,000   $      2,000
GENERAL AND ADMINISTRATIVE EXPENSES         26,507           1,198           2,398           1,769          3,184
                                      ------------    ------------    ------------    ------------   ------------
NET INCOME (LOSS)                          (25,674)           (198)           (398)            231         (1,184)
                                      ============    ============    ============    ============   ============
NET LOSS PER SHARE                               *               *               *               *              *
                                      ============    ============    ============    ============   ============
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                   45,641,185      30,961,778      30,961,778      30,961,778     30,961,778
                                      ============    ============    ============    ============   ============



       * Less than $.01 per share





              See accompanying notes to these financial statements.

                           ENERGY PRODUCTION COMPANY

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

            FOR THE PERIOD FROM JANUARY 1, 1994 THROUGH JUNE 30, 1997


                                                                 Additional
                                         Common Stock             Paid-in       Accumulated
                                         ------------
                                      Shares        Amount        Capital         Deficit          Total
                                      ------        ------      -----------    -----------    -----------

Balance, January 1, 1994             30,961,778   $   309,618   $ 1,794,373    $(2,081,831)   $    22,160

Net loss                                   --            --            --           (1,184)        (1,184)
                                    -----------   -----------   -----------    -----------    -----------

Balance, December 31, 1994           30,961,778       309,618     1,794,373     (2,083,015)        20,976

Net income                                 --            --            --              231            231
                                    -----------   -----------   -----------    -----------    -----------

Balance, December 31, 1995           30,961,778       309,618     1,794,373     (2,082,784)        21,207

Net loss                                   --            --            --             (398)          (398)
                                    -----------   -----------   -----------    -----------    -----------

Balance, December 31, 1996           30,961,778   $   309,618   $ 1,794,373    $(2,083,182)   $    20,809

Common stock issued for oil
and gas properties
(unaudited)                          44,038,222       440,382      (395,382)          --           45,000

Net loss (unaudited)                       --            --            --          (25,674)       (25,674)
                                    -----------   -----------   -----------    -----------    -----------

Balance, June 30, 1997
(unaudited)                          75,000,000   $   750,000   $ 1,398,991    $(2,108,856)   $    40,135
                                    ===========   ===========   ===========    ===========    ===========











              See accompanying notes to these financial statements.

                            ENERGY PRODUCTION COMPANY

                            STATEMENTS OF CASH FLOWS


                                                      (UNAUDITED)
                                                        JUNE 30              YEARS ENDED DECEMBER 31,
                                               --------------------    -------------------------------

                                                   1997        1996        1996        1995       1994
                                               --------    --------    --------    --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                           $(25,674)   $   (198)   $   (398)   $    231   $ (1,184)
   Decrease in receivable                        20,000        --          --          --         --
                                               --------    --------    --------    --------   --------
   Total cash flow from operating activities     (5,674)       (198)       (398)        231     (1,184)

CASH FLOW FROM FINANCING ACTIVITIES-
   Issuance of stock                              5,000        --          --          --         --
                                               --------    --------    --------    --------   --------

NET CHANGE IN CASH                                 (674)       (198)       (398)        231     (1,184)

CASH AT BEGINNING OF YEAR                           874       1,272       1,272       1,041      2,225
                                               --------    --------    --------    --------   --------

CASH AT END OF YEAR                            $    200    $  1,074    $    874    $  1,272   $  1,041
                                               ========    ========    ========    ========   ========


Non Cash Transaction
   The Company issued 44,038,222 shares of its common stock to Bass Petroleum, Inc. in May 1997 in partial exchange for two oil and gas properties valued at $40,000.

              See accompanying notes to these financial statements.

                            ENERGY PRODUCTION COMPANY

                          NOTES TO FINANCIAL STATEMENTS


1.     NATURE OF OPERATIONS

          Energy Production Company (the "Company") was incorporated under the laws of the State of Colorado on March 11, 1980 and completed an initial public offering in November 1980. From 1980 to 1987, the company was engaged in the acquisition, operation and development of oil and gas properties. In December 1986, the Company began to divest its remaining oil and gas assets and operations and has been relatively inactive since 1988.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)  Income Taxes
              ------------
              Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial and income tax reporting bases of assets and liabilities. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company has no deferred tax assets or liabilities at June 30, 1997, December 31, 1996, 1995 or 1994, except as described below.

              The Company had substantial Federal income tax net operating loss carryforwards (NOL) available at December 31, 1996, 1995 and 1994. However, following a change in control of the Company in December 1986 and again in May 1997, use of the NOL is severely limited. The deferred tax asset resulting from the NOL is fully reserved.

         (b)  Statements of Cash Flows
              ------------------------
              For purposes of the statement of cash flows, the Company considers cash on deposit and all highly liquid investments with original maturities of three months or less to be cash equivalents.

         (c)  Net loss Per Common Share
              -------------------------
              Net loss per common share has been computed based upon the weighted average number of common shares outstanding during each year.

         (d)  Use  of  Estimates
              ------------------

              The preparation of the Company' financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         (e)  Unaudited Information
              ---------------------

              The balance sheet as of June 30, 1997 and the statements of operations for the six month periods ended June 30, 1997 and 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments which are necessary to properly reflect the financial position of the Company as of June 30, 1997 and the results of operations for the six months ended June 30, 1997 and 1996.

                            ENERGY PRODUCTION COMPANY

                          NOTES TO FINANCIAL STATEMENTS


3.     RELATED PARTY TRANSACTIONS
       -------------------------

          As of December 31, 1996, 1995 and 1994, the Company had a receivable from the controlling shareholder in the amount of $20,000. This unsecured receivable bore interest at 10% and was due on demand. The receivable was repaid in May 1997 by offsetting a management fee as described in Note 4.

          The Company entered into an annual management agreement with its controlling shareholder in 1987 and renewed the agreement each year until December 1996. The agreement called for an amount reached by mutual agreement of the Company and the shareholder to be paid each year. The Company paid management fees of $0 for the six months ended June 30, 1997 and 1996, $0, $0 and $1,500 for the years ended December 31, 1996, 1995 and 1994, respectively.

4.     SUBSEQUENT EVENTS
       -----------------

          In May 1997, the Company's controlling shareholder sold his shares to Bass Petroleum, Inc. (Bass) and the Company issued 44,038,222 shares of its common stock to Bass in exchange for two oil and gas properties valued at a total of $40,000, and $5,000 in cash. The oil and gas properties were valued by management based upon an independent reserve report. In connection with the successful completion of this transaction, the Company paid a $20,000 management/finder's fee to the old controlling shareholder.

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
Bass Petroleum, Inc.

We have audited the accompanying balance sheets of Bass Petroleum, Inc. as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bass Petroleum, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



HEIN + ASSOCIATES LLP



Dallas, Texas
February 7, 1997

                              BASS PETROLEUM, INC.


                                 BALANCE SHEETS

                                     ASSETS
                                     ------

                                                                                  (Unaudited)
                                                                                   JUNE 30,                DECEMBER 31,
                                                                                  ----------               -------------
                                                                                    1997                 1996        1995
                                                                                    -----               -----        ----
CURRENT ASSETS:
   Cash                                                                          $    12,173        $    57,454        $     58,384
   Certificate of deposit, pledged                                                    20,000            120,000             100,000
   Trading securities                                                                  2,880              2,880               2,880
   Accounts receivable:
      Oil and gas sales                                                              100,380            107,560             106,976
      Joint interest billings, no allowance for doubtful accounts
      considered necessary                                                            47,289             44,707              52,988
   Advances to stockholder                                                                 -                  -               3,492
   Prepaid expenses                                                                    1,635              1,635               3,035
                                                                               -------------     --------------      -------------
                  Total current assets                                               184,357            334,236             327,755
PROPERTY AND EQUIPMENT:
   Oil and gas properties (successful efforts method):
      Leasehold costs                                                                951,289            786,860             647,785
      Lease and well equipment                                                        92,551             87,123              75,013
   Furniture and equipment                                                            28,526             24,119              22,939
   Transportation equipment                                                           69,080             54,444              67,444
   Less accumulated depletion and depreciation                                      (298,196)          (242,115)           (157,990)
                                                                                   ---------      -------------        ------------
                  Net property and equipment                                         843,250            710,431             655,191
NOTE RECEIVABLE                                                                         -                  -                 38,000
OTHER ASSET                                                                            5,000              5,000                -
                                                                               -------------      -------------       --------------
                  Total assets                                                  $ 1,032,607       $  1,049,667         $ 1,020,946
                                                                                ============      =============        ===========





                                    Continued

                              BASS PETROLEUM, INC.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                             (Unaudited)
                                                                                              JUNE 30,           DECEMBER 31,
                                                                                              --------           -----------
                                                                                              1997           1996        1995
                                                                                             ----------   ----------   ----------
CURRENT LIABILITIES:
   Current portion of long-term debt                                                         $  283,208   $  246,707   $  267,687
   Accounts payable and accrued expenses                                                        112,612       97,342      107,312
   Advances from gas purchaser                                                                     --           --        110,709
   Oil and gas revenues payable                                                                 120,652      122,938      137,052
   Federal income taxes payable                                                                  41,022       47,022       32,309
   Due to related party                                                                            --         27,733        4,392
                                                                                             ----------   ----------   ----------
                  Total current liabilities                                                     557,494      541,742      659,461
LONG -TERM DEBT, net of current portion                                                         100,000      146,306      114,998
COMMITMENTS (Note 6)
STOCKHOLDERS' EQUITY:
     Common stock, no par value, 60,000,000 shares authorized; 8,655,625 shares issued and
      outstanding                                                                               128,038      128,038      128,038
     Retained earnings                                                                          247,075      233,581      118,449
                                                                                             ----------   ----------   ----------
                  Total stockholders' equity                                                    375,113      361,619      246,487
                                                                                             ----------   ----------   ----------
                  Total liabilities and stockholders' equity                                 $1,032,607   $1,049,667   $1,020,946
                                                                                             ==========   ==========   ==========



              See accompanying notes to these financial statements.

                              BASS PETROLEUM, INC.


                   STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                      (Unaudited)
                                               SIX MONTHS ENDED JUNE 30,  YEAR ENDED DECEMBER 31,
                                               -------------------------  -----------------------
                                                   1997         1996        1996         1995
                                                 ---------    ---------    ---------    ---------

REVENUE:
   Oil and gas sales                             $ 287,025    $ 206,314    $ 432,383    $ 374,294
   Well operational and pumping fees                90,826      108,018      213,022      139,365
   Other                                             2,000        1,657        3,314        6,530
                                                 ---------    ---------    ---------    ---------
                  Total revenue                    379,851      315,989      648,719      520,189

COSTS AND EXPENSES:
   Production expense                               87,712       52,472      122,862       91,070
   Depletion and depreciation                       55,500       53,300      103,336       99,166
   General and administrative                      144,161      104,550      251,660      180,950
                                                 ---------    ---------    ---------    ---------
                  Total costs and expenses         287,373      210,322      477,858      371,186

OTHER INCOME (EXPENSE):
   Gain on sale of assets                             --          2,500       25,445       13,957
   Loss on commodity trade                            --           --           --         (1,089)
   Unrealized loss on securities                      --           --           --         (3,000)
   Interest income (expense), net                  (12,765)     (14,021)     (35,773)     (32,188)
   Acquisition expenses                            (45,000)        --           --           --
   Miscellaneous                                     2,781        1,632        1,621       (2,447)
                                                 ---------    ---------    ---------    ---------
                  Total other income (expense)     (54,984)      (9,889)      (8,707)     (24,767)
                                                 ---------    ---------    ---------    ---------

INCOME BEFORE INCOME TAXES                          37,494       95,778      162,154      124,236

INCOME TAX PROVISION - CURRENT                      24,000       28,736       47,022       34,117
                                                 ---------    ---------    ---------    ---------

NET INCOME                                          13,494       67,042      115,132       90,119

RETAINED EARNINGS, Beginning of year               233,581      118,449      118,449       28,330
                                                 ---------    ---------    ---------    ---------

RETAINED EARNINGS, End of year                   $ 247,075    $ 185,491    $ 233,581    $ 118,449
                                                 =========    =========    =========    ---------


             See accompanying notes to these financial statements.

                              BASS PETROLEUM, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                  (Unaudited)
                                                                            SIX MONTHS ENDED JUNE 30,    YEAR ENDED DECEMBER 31,
                                                                            -------------------------    -----------------------
                                                                                1997         1996          1996         1995
                                                                              ------       ------         ------        -----

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                               $  13,494    $  67,042    $ 115,132    $  90,119
     Adjustments to reconcile to net cash provided by operating activities:
     Depletion and depreciation                                                  55,500       53,300      103,336       99,166
     Gain on sale of assets                                                        --         (2,500)     (25,445)     (13,957)
     Unrealized loss on securities                                                 --           --           --          3,000
     Changes in current assets and liabilities:
       Accounts receivable                                                        4,598      (18,133)      11,189     (117,673)
       Other                                                                        581         --
       Prepaid expenses and other assets                                           --           --         (3,600)        --
       Accounts payable and accrued expenses                                    (18,528)     (16,462)      28,084       88,732
       Oil and gas revenues payable                                              (2,286)       9,996      (14,114)      72,357
       Advances (repayments) from gas purchaser                                    --        (60,000)    (110,709)     110,709
                                                                              ---------    ---------    ---------    ---------
                  Net cash provided by operating activities                      53,359       33,243      103,873      332,453

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of oil and gas properties                                  --           --         59,251       15,000
     Purchase of oil and gas properties                                        (169,992)      (1,464)    (153,202)    (315,643)
     Purchase of furniture and equipment                                        (19,043)        --         (1,180)        (300)
     (Increase)decrease in restricted cash                                      100,000         --        (20,000)    (100,000)
                                                                              ---------    ---------    ---------    ---------
                  Net cash used by investing activities                         (89,035)      (1,464)    (115,131)    (400,943)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt                                                  --           --        255,000      250,000
     Repayments of long-term debt                                                (9,805)     (22,730)    (231,672)    (174,663)
     Borrowing from stockholder                                                    --           --           --         28,000
     Repayment of stockholder                                                      --           --        (13,000)        --
                                                                              ---------    ---------    ---------    ---------
                  Net cash provided by financing activities                      (9,805)     (22,730)      10,328      103,337
                                                                              ---------    ---------    ---------    ---------


                                    Continued

                              BASS PETROLEUM, INC.


                                                                                (Unaudited)
                                                                     SIX MONTHS ENDED JUNE 30,    YEAR ENDED DECEMBER 30,

                                                                           1997        1996        1996       1995
                                                                     ---------------   --------   -------     --------

NET INCREASE (DECREASE) IN CASH                                              (45,481)     9,049       (930)     34,847

CASH, BEGINNING OF THE YEAR                                                   57,454     58,384     58,384      23,537
                                                                     ---------------   --------   --------    --------

CASH, END OF THE YEAR                                                $        11,973   $ 67,433   $ 57,454    $ 58,384
                                                                     ===============   ========   ========    ========

SUPPLEMENTAL INFORMATION:
     Cash paid during the year for interest                          $        35,773   $ 16,715   $ 43,838    $ 34,327
                                                                     ===============   ========   ========    ========
     Cash paid during the year for income taxes                      $          --     $   --     $ 32,309    $  5,315
                                                                     ===============   ========   ========    ========
     Oil and gas properties acquired for note payable                $          --     $   --     $   --      $219,598
                                                                     ===============   ========   ========    ========
     Oil and gas properties acquired by decreasing note receivable   $          --     $ 38,000   $ 38,000    $   --
                                                                     ===============   ========   ========    ========






              See accompanying notes to these financial statements.

                              BASS PETROLEUM, INC.

                       NOTES TO FINANCIAL STATEMENTS (The
              period subsequent to December 31, 1996 is unaudited.)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization  and Nature of Operations
     --------------------------------------

     Bass Petroleum, Inc. (the "Company") is incorporated under the laws of the state of Texas. The Company is engaged in the acquisition, operation and development of oil and gas properties, which are located in South-Central Texas and Wyoming as of December 31, 1996.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Oil and Gas Producing Operations
     --------------------------------

     The Company uses the successful efforts method of accounting for its oil and gas producing activities. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling successful wells are capitalized. Costs incurred to maintain wells and related equipment and lease and well operating costs are charged to expense as incurred.

     Capitalized amounts for properties with proved reserves are classified as proved property, and include both developed and undeveloped properties. Amounts capitalized that relate to properties in which it has not been determined if any reserves exist are classified as unproved property and are assessed periodically for possible impairment. Any impaired amounts are charged to expense. The Company had no unproved properties as of December 31, 1996 and 1995.

     Capitalized amounts attributable to proved oil and gas properties are depleted by the unit-of-production method based on proved reserves. Depreciation and depletion expense for oil and gas producing property and related equipment was $48,000, $45,091, $90,182 and $84,734 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

     Other Property
     -------------

     Other assets classified as property and equipment are primarily office furniture and equipment and vehicles, and are carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to seven years. Gain or loss on retirement or sale or other disposition of assets is included in income in the period of disposition. Depreciation expense for other property and equipment was $7,500, $6,577, $13,154 and $14,432 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

     Income Taxes
     ------------

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred

                              BASS PETROLEUM, INC.

                       NOTES TO FINANCIAL STATEMENTS (The
              period subsequent to December 31, 1996 is unaudited.)



     tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized. The amount of deferred tax assets and liabilities as of December 31, 1996 and 1995 are immaterial.

     Use of Estimates and Certain Significant Estimates
     --------------------------------------------------

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves, which as described above may affect the amount at which oil and gas properties are recorded. It is at least reasonably possible those estimates could be revised in the near term and those revisions could be material.

     Unaudited Information
     ---------------------

     The balance sheet as of June 30, 1997 and the statements of operations for the six month periods ended June 30, 1997 and 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments which are necessary to properly reflect the financial position of the Company as of June 30, 1997 and the results of its operations for the six months ended June 30, 1997 and 1996.

2.   RELATED PARTY TRANSACTIONS
     --------------------------

     During 1996, the Company acquired an oil and gas well from its majority stockholder for $44,000. As partial consideration, the Company retired a note receivable from the stockholder of $38,000, which had arisen from a cash advance in 1994.

     At December 31, 1996 and 1995, the Company had a liability to its majority stockholder of $22,158 and $4,392, respectively, for past salary and accrued bonuses. There was no balance due at June 30, 1997.

     At June 30, 1997 and December 31, 1996, the Company had a liability to a company controlled by its majority stockholder of $ 0 and $5,575, respectively, for financial services rendered.

     The Company rents office space from its majority stockholder. The terms of the lease are disclosed in Note 6.

     At December 31, 1995, the Company had non-interest bearing advances to its majority stockholder of $3,492.

     At December 31, 1996 and 1995, the Company had a note payable to a stockholder in the amount of $13,000 and $28,000, respectively, as described in Note 4. There was no balance due at June 30, 1997.

3.   ADVANCES FROM GAS PURCHASER
     ---------------------------

      During 1995, the Company received overpayments from a gas purchaser. The Company and the purchaser agreed that the overpayment of approximately $128,000 would be Frepaid without interest in an amount of $10,000 per month beginning in December 1995. This liability was completely paid in 1996.

                              BASS PETROLEUM, INC.

                       NOTES TO FINANCIAL STATEMENTS (The
                    period subsequent to December 31, 1996 is
                                   unaudited.)

4.   LONG-TERM DEBT

     Long-term debt at December 31, 1996 and 1995 consisted of the following:

                                                                                      1996            1995
                                                                                   ----------     ----------

     Line of credit  with a bank,  interest  at prime plus 1% (9.25% at December
     31, 1996),  monthly payments of principal of $12,500 plus accrued interest, beginning in March 1997, until paid in full. This note is collateralized by oil and gas properties and is guaranteed by the majority stockholder of the
     Company.   [A]                                                                  $ 256,140     $      -

     Note  payable to a bank,  interest at prime plus 2% (10.25% at December 31,
     1996),  monthly  payments of interest,  with  principal  due at maturity in
     April 1997.  This note is  collateralized  by a  certificate  of deposit of
     $100,000 held at the bank.                                                        100,000            -

     Note  payable to a bank,  interest  at prime plus 2%,  monthly  payments of principal  and interest of $10,870.  This note was paid in full in December
     1996.                                                                                -            173,913

     Note payable to a company,  non-interest  bearing with interest  imputed at
     10%, and monthly  payments of principal and interest of $10,000.  This note
     was paid in full in December 1996.                                                   -            149,212


     Unsecured note payable to a stockholder,  interest at 25%, payable monthly;
     principal is due in monthly  payments of $4,600 beginning in September 1996
     until maturity in February 1997.                                                   13,000          28,000


     Note payable to a bank,  interest at 10.25%,  monthly payments of principal and  interest  of $493  until  maturity  in  December  2000.  This  note is
     collateralized by a truck.                                                         19,290          23,145

     Note payable to a commercial lender,  interest at 6.9%, monthly payments of principal and interest of $433 until maturity in November  1997.  This note
     is collateralized by a truck.                                                       4,583           8,415
                                                                                    ----------       ---------


                  Total                                                                393,013         382,685
                  -----                                                             ----------       ---------
                  Less current portion                                                (246,707)       (267,687)
                  --------------------                                              ----------       ---------
                                                                                    $  146,306      $  114,998
                                                                                    ==========       =========


      [A] The total amount available on this line of credit is $500,000. Draws may be made on the facility until March 1, 1997 when principal repayment begins.

                              BASS PETROLEUM, INC.

                       NOTES TO FINANCIAL STATEMENTS (The
              period subsequent to December 31, 1996 isunaudited.)


     Maturities of long-term debt based on contractual requirements for the years ending December 31, 1997 through 2000 are as follows:


           1997                      $   246,707
           1998                          135,707
           1999                            5,058
           2000                            5,541
                                     -----------
                                     $   393,013
                                     ===========


5.   ENVIRONMENTAL ISSUES
     --------------------

     The Company is engaged in oil and gas exploration and production business and may become subject to certain liabilities as they relate to environmental clean up of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation could fall upon the Company. No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental clean up, restoration or the violation of any rules or regulations relating thereto.

6.   COMMITMENTS
     -----------

     In August 1994, the Company entered into a lease agreement with the majority stockholder of the Company to rent office space. The lease extends through July 31, 1997 and automatically continues thereafter in successive one year terms until either party terminates the lease with at least six months written notice. The monthly rental is $650 until July 31, 1997, at which time the monthly rental will be determined at the beginning of each one year extension based on "market rates" as agreed to between the landlord and tenant. Rent expense was $4,550 each of the six months ended June 30, 1997 and 1996, and $7,800 for each of the years ended December 31, 1996 and 1995.

     As of June 30, 1997 and December 31, 1996, the Company has a $20,000 open letter of credit in favor of the State of Wyoming as a plugging bond. The letter of credit is collateralized by a certificate of deposit in the same amount.

7.   CONCENTRATION OF RECEIVABLES AND SALES REVENUE
     ----------------------------------------------

     The Company has the following concentrations in volume of oil and gas sales revenue:


            Customer                   1996            1995
            --------                  ------          -----
               A                        38%             43%
               B                        21%             16%

      Additionally, the two customers above accounted for a total of 61% and 85% of accrued oil and gas sales as of December 31, 1996 and 1995, respectively.

8.    ACQUISITION OF ENERGY PRODUCTION COMPANY



                              BASS PETROLEUM, INC.

                       NOTES TO FINANCIAL STATEMENTS (The
              period subsequent to December 31, 1996 is unaudited.)



     In May 1997, the Company acquired an 81% interest in Energy Production Company (EPC), an inactive public company. The Company acquired approximately 52% of EPC from EPC's controlling shareholder for $45,000 and approximately 29% in exchange for two oil and gas properties with a cost basis of $23,500, and $5,000 in cash. The $45,000 cash payment has been charged against operations. The accounts of EPC are consolidated with those of the Company beginning May 1997. No pro forma financial statements have been prepared to reflect the results of operations as if EPC had been acquired at the beginning of the period, because EPC's operations were not material .

9.   SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following table sets forth certain information with respect to the oil and gas producing activities of the Company:


                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  -----------------------
                                                                                  1996               1995
                                                                                  -----------------------
Costs incurred in oil and gas producing activities:
      Acquisition of proved properties                                          $   179,091       $    546,297
      Development costs                                                              11,069              8,713
                                                                                -----------       ------------

                  Total costs incurred                                          $   190,160       $    555,010
                                                                                ===========       ============

Net capitalized costs related to oil and gas producing activities:
      Proved properties                                                         $   873,983       $    722,798
      Less accumulated depletion, depreciation and amortization                    (196,355)          (113,143)
                                                                                ------------      ------------
                  Net oil and gas property costs                                $    677,628      $    609,655
                                                                                ============      ============


      The  following  table,  based  on  information   prepared  by  independent
      petroleum engineers, summarizes changes in the estimates of the Company's net interest in total proved reserves of crude oil and condensate and natural gas, all of which are domestic reserves:

                                          Oil         Gas
                                        (Barrels)    (MCF)
                                        ---------   --------

Balance, January 1, 1995                  66,817     312,070
Purchase of minerals in place             32,030     266,136
Revisions of previous estimates           17,917      50,941
Production                               (15,276)    (67,907)
                                        --------    --------
Balance, December 31, 1995               101,488     561,240
Purchase of minerals in place             55,361      26,733
Sale of minerals in place                 (2,947)    (48,975)
Revisions of previous estimates           17,509     (19,828)
Production                               (18,897)    (65,297)
                                        --------    --------
Balance, December 31, 1996               152,514     453,873
                                        ========    ========

      The foregoing reserves are all classified as proved developed at December 31, 1996 and 1995.

                              BASS PETROLEUM, INC.

                          NOTES TO FINANCIAL STATEMENTS
            (Theperiod subsequent to December 31, 1996 is unaudited.)


     Proved oil and gas reserves are the estimated quantities of crude oil, condensate and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The above estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

10.  STANDARDIZED MEASURE OF CHANGES IN FUTURE NET REVENUES (UNAUDITED)
     -----------------------------------------------------------------

     The standardized measure of discounted future net cash flows at December 31, 1996 and 1995, relating to proved oil and gas reserves is set forth below. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.


                                                            YEAR ENDED DECEMBER 31,
                                                            -----------------------
                                                               1996           1995
                                                            ----------     ----------

Future cash inflows                                        $ 3,607,000    $ 2,403,000
Future development and production costs                     (1,784,000)      (846,000)
                                                           -----------    -----------

Future net cash flows, before income tax                     1,823,000      1,557,000
Future income taxes                                           (388,000)      (324,000)
                                                           -----------    -----------

Future net cash flows                                        1,435,000      1,233,000
10% annual discount                                           (463,000)      (383,000)
                                                           -----------    -----------

Standardized measure of discounted future net cash flows   $   972,000    $   850,000
                                                           ===========    ===========

                              BASS PETROLEUM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 (The period subsequent to December 31, 1996 is
                                   unaudited.)


     Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates (adjusted for permanent differences) that relate to existing proved oil and gas reserves at year end. The following are the principal sources of change in the standardized measure of discounted future net cash flows:





                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                          1996         1995
                                                         --------    ---------

Sale of oil and gas produced, net of production costs   $(310,000)   $(283,000)
Purchase of minerals in place                             422,000      402,000
Sale of minerals in place                                 (37,000)        --
Net changes in prices and production costs                 80,000      177,000
Revisions and other                                       (74,000)      63,000
Accretion of discount                                      85,000       50,000
Net change in income taxes                                (44,000)     (54,000)
                                                        ---------    ---------
     Net change                                           122,000      355,000
Balance, beginning of year                                850,000      495,000
                                                        ---------    ---------
Balance, end of year                                    $ 972,000    $ 850,000
                                                        =========    =========

               BASS PETROLEUM, INC. AND ENERGY PRODUCTION COMPANY
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS





     The following pro forma financial statements have been prepared as if the following transactions had occurred at the beginning of the respective periods presented:

     1) The acquisition of approximately 81% of the outstanding common stock of EPC by Bass, which occurred in May 1997.

     2) The proposed acquisition of 100% of the common stock of Bass by EPC in exchanged for 4,000,000 newly issued unregistered common shares (after a 75 to 1 reverse split).

     The pro forma financial statements should be read in conjunction with the historical financial statements presented herein and should not be considered to be a representation of actual results that would have occurred if the transactions had occurred on the specified dates.

               BASS PETROLEUM, INC. AND ENERGY PRODUCTION COMPANY


                      UNAUDITED PRO FORMA INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1997

                                                                                  PRO FORMA
                                                          BASS         EPC       ADJUSTMENTS     COMBINED
                                                         -----        -----      -----------     --------
REVENUE:
     Oil and gas sales                                  $ 287,025    $    --      $    --        $ 287,025
     Well operation and pumping fees                       90,826         --           --           90,826
     Other                                                  2,000         --           --            2,000
                                                        ---------      ---------  ---------      ---------
        Total revenue                                     379,851         --           --          379,851

COSTS AND EXPENSES:
     Production expense                                    87,712         --           --           87,712
     Depletion and depreciation                            55,500         --           --           55,500
     General and administrative                           144,161     26,507        (4,865)(2)     165,803
                                                        ---------    ---------    ---------      ---------
        Total costs and expenses                          287,373       26,507       (4,865)       309,015

OTHER INCOME (EXPENSE):
     Gain on sale of assets                                  --           --
     Interest income (expense), net                       (12,765)         833         --          (11,932)
Acqusition Expenses                                       (45,000)        --           --          (45,000)
     Miscellaneous                                          2,781         --           --            2,781
                                                        ---------    ---------    ---------      ---------
        Total other income (expense)                      (54,984)         833         --          (54,151)

INCOME BEFORE INCOME TAXES                                 37,494      (25,674)        --           16,685

INCOME TAX PROVISION, CURRENT                              24,000         --         (8,580)(1)     15,420
                                                        ---------    ---------      ---------    ---------

NET INCOME (LOSS)                                       $  13,494   $ (25,674)   $ (13,445)      $  1,265
                                                        =========    =========    =========      =========




(1) Adjustment to reduce the income tax provision for the effect of EPC's net loss.

(2) Adjustment to eliminate EPC general and administrative expenses reflected on the Bass income statement.
                                      F-23

               BASS PETROLEUM, INC. AND ENERGY PRODUCTION COMPANY

                      UNAUDITED PRO FORMA INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1996


                                                                               PRO FORMA
                                                      BASS          EPC       ADJUSTMENTS      COMBINED
                                                     -----       -------      ------------     --------
REVENUE:
     Oil and gas sales                              $ 432,383    $    -      $    -           $ 432,383
     Well operation and pumping fees                  213,022         -           -             213,022
     Other                                              3,314         -           -               3,314
                                                    ---------    --------     ---------       ---------
                                                      648,719         -           -             648,719
COSTS AND EXPENSES:
     Production expense                               122,862         -           -             122,862
     Depletion and depreciation                       103,336         -           -             103,336
     General and administrative                       251,660        2,398        -             254,058
                                                    ---------    ---------    ---------        --------
              Total costs and expenses                477,858        2,398        -             480,256

OTHER INCOME (EXPENSE):
     Gain on sale of assets                            25,445         -           -              25,445
     Interest income (expense), net                   (35,773)       2,000        -             (33,773)
     Miscellaneous                                      1,621         -           -               1,621
                                                    ---------    ---------    ---------         -------
              Total other income                       (8,707)       2,000        -              (6,707)
                                                    ---------    ---------    ---------         -------

INCOME BEFORE INCOME TAXES                            162,154         (398)       -             161,756

INCOME TAX PROVISION, CURRENT                          47,022         -           -              47,022
                                                    ---------    ---------    ---------         -------

NET INCOME (LOSS)                                   $ 115,132    $    (398)   $   -           $ 114,734
                                                    =========    =========    =========       =========


                                      PROXY

                            ENERGY PRODUCTION COMPANY
                         SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 31, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGY PRODUCTION COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.


The undersigned shareholder of ENERGY PRODUCTION COMPANY (the "Company"), hereby appoints Ray D. Reaves as such shareholder's true and lawful attorney, agent, and proxy of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of common stock, par value $0.01 per share ("Common Stock"), of the Company, which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company, to be held at 1703 Edelweiss Drive, Cedar Park, TX 78613, on Friday, October 31, 1997 at 9:00 a.m., central daylight savings time, and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

Please indicate For, Against or Abstain with respect to each of the following matters:



                                                                                 For              Against           Abstain

1. To elect three (3) directors to hold office until their respective successors have been duly elected and qualified (the Board of Directors recommends a vote FOR each of the following director nominees):

         - Ray D. Reaves                                                         [  ]              [  ]             [  ]
         - Robert A. Manogue                                                     [  ]              [  ]             [  ]
         - Robert  D. Bryant                                                     [  ]              [  ]             [  ]

2.       To approve a proposal to change the Company's
         name (the Board of Directors recommends a
         vote FOR)                                                               [  ]              [  ]             [  ]

3.       To ratify the May 1997 stock issuance of the
         Company to Bass Petroleum, Inc. and all actions
         taken by the Board of Directors or officers of
         the Company in connection therewwith (the Board
         of Directors recommends a vote FOR)                                     [  ]              [  ]             [  ]

4.       To a pprove a 75-to-1 reverse stock split of
         the 75,000,000 shares of Company Common
         Stock issued and outstanding (the Board of
         Directors recommends a vote FOR)                                        [  ]              [  ]             [  ]

5.       To approve the acquisition by the Company of
         all of the issued and outstanding shares of capital
         stock of Bass Petroleum, Inc. (the Board of
         Directors recommends a vote FOR)                                        [  ]              [  ]             [  ]



                                                                                 For              Against           Abstain

6.       To ratify the selection of Hein & Associates, L.L.P.,
         as independent auditors of the Company for the
         fiscal year ending December 31, 1997 (the Board
         of Directors recommends a vote FOR)                                     [  ]              [  ]             [  ]

7.       Other Matters:

         In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

This Proxy will be voted for the choices specified. If no choice is specified for Items 1, 2, 3, 4, 5 and 6, this Proxy will be voted FOR these items. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement furnished herewith.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IN THE ENCLOSED ENVELOPE.




DATED: _____________________________        ____________________________________
                                             (Signature)



                                            ------------------------------------
                                             (Signature if jointly held)



                                            ------------------------------------
                                             (Printed Name)

                    Please sign exactly as name appears on stock exactly as name certificate(s). Joint owners should sign each. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.






This Proxy is limited to ________ shares.







                                       2